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          Amendment 1 to License Agreement between
           Sanctuary Woods Multimedia Corporation
                and Ripley Entertainment Inc.

  The parties hereby make the following amendment
("Amendment"), effective as of August 1, 1996, to the License Agreement dates as of September 7, 1993 ("the
Agreement"), by and between Sanctuary Woods Multimedia Corp.
("SW"), and Ripley Entertainment Inc. ("Ripley").

1.The grants of rights section 2(A) of the Agreement is amended to be non-exclusive and for children's educational games only.

2.The minimum guaranteed royalties for years three and four of the Agreement are hereby waived, and subsections 10(B)
(i) (c) and (d) of the Agreement are hereby deleted.

3.The royalty rate is amended to ten percent (10%) of "net revenue" received by SW related to sales of the Products, except as to sales of finished goods inventory of The Riddle of Master Lu. Net revenue shall be defined as net of discounts, returns, and sales and similar taxes. With regard to finished goods inventory of The Riddle of Master Lu, as at August, 1996, SW shall pay Ripley a royalty of forty percent (40%) of Net Revenue less additional deductions for shipping, fulfillment, warehousing, and sales expenses and costs, such costs not to exceed $4.00 per unit, on sales of such inventory, Section 10(B)(ii) and (iii) of the Agreement are hereby amended accordingly. Concurrent with the signing of this Amendment by both parties, SW shall also provide one thousand (1,000) units of The Riddle of Master Lu to Ripley free of charge, except for shipping costs.

4.Sanctuary Woods shall pay an additional advance royalty of one hundred fifty thousand United States dollars
(US$150,000) on the following schedule. This advance will be recoupable from the royalties otherwise payable to Ripley's under section 3 above:

    $10,000 concurrent with the signing of this Amendment by both parties; $40,000 September 1, 1996;
    $50,000 October 1, 1996;
    $50,000 November 1, 1996.

5.Ripley shall be given 175,000 shares of common stock of SW in return for the forgiveness of the obligation to pay the additional guaranteed royalties as set forth in section 2 above, subject to the approval of the Vancouver Stock Exchange. Such shares shall be subject to holding periods as imposed by applicable securities laws. SW agrees to piggyback registration of such shares for resale at the same time that SW next registers shares for resale under a new registration statement. If such shares are not registered within 12 months of the effective date August 1, 1996, Ripley shall have on demand registration right.

6.In consideration of the reduction and waiver of minimum guaranteed royalties and royalty rate as set forth herein, SW shall assign, and does hereby assign to Ripley, all right, title and interest in and to the product design and all Work in Progress know by the working title The Siberian Cypher, in its present form. Such Work in Progress shall include all existing artwork whether in digital or on disk, the animation of the train, backgrounds, storyboards and casting notes, but shall not include the source code for the engine. SW further assigns to Ripley all right, title and interest, except for the CD-ROM rights, in and to the product The Riddle of Master Lu. SW agrees to assign to Ripley six months from the effective date of this Amendment, all CD-ROM rights to the product The Riddle of Master Lu. The rights assigned in this paragraph shall include a

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perpetual, irrevocable license to the SW Software (but not
including delivery of the source code) necessary to reproduce the Products. SW shall retain a non-exclusive license to continue selling this product. Such assignments shall be on an "as is" basis, and without warranty of any kind, whether express or implied. SW SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANT OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SW DOES NOT WARRANT THAT THE OPERATION OF THE SW PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED.

7.In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. All other terms of the Agreement shall remain in full force and effect.

8.This Amendment may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one executed Amendment, binding all parties hereto.

  IN WITNESS WHEREOF, the parties execute this Amendment through their undersigned duly authorized officers:

RIPLEY ENTERTAINMENT INC.      SANCTUARY WOODS
                               MULTIMEDIA CORP.


Signature:  /s/  Norman Deska  Signature:  /s/ Charlotte Walker

Title:  Vice President        Title:  President and CEO

Date:  July 25, 1996          Date:  July 25, 1996